Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 1, 2024, with respect to the financial statements of the sub-accounts that comprise Jefferson National Life of New York Annuity Account 1, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-198590 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 2, 2024
17

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 19, 2024, with respect to the statutory financial statements and financial statement schedules of Jefferson National Life Insurance Company of New York, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-198590 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 2, 2024
18